Exhibit 99.1

IHS Inc. Announces First Quarter 2007 Results

EPS of $0.32 and Adjusted EPS of $0.38;
up 33 percent and 27 percent, respectively

ENGLEWOOD, Colo., — March 21, 2007 — IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the first quarter ended February 28, 2007.  Revenue for the first quarter of 2007 totaled $152.6 million, representing an 18 percent increase over first-quarter 2006 revenue of $129.9 million. Net income for the first quarter of 2007 increased 36 percent to $18.4 million, or $0.32 per diluted share, compared to first-quarter 2006 net income of $13.5 million, or $0.24 per diluted share.

Adjusted EBITDA totaled $36.1 million for the first quarter of 2007, up 30 percent from $27.7 million in the first quarter of 2006.   Adjusted earnings per diluted share was $0.38 for the first quarter of 2007, an increase of 27 percent over the prior-year amount of $0.30 per diluted share. Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  See the end of this release for more information about these non-GAAP measures.

“I am very proud of the results delivered this quarter by IHS colleagues worldwide,” said Jerre Stead, IHS Chairman and CEO.  “We believe our investments and transformational initiatives are beginning to deliver value.”

First Quarter 2007 Detail

The company grew its revenue organically by 13 percent over the prior year.  Acquisitions added three percent to revenue growth, and foreign-exchange movements increased revenue by two percent.  The organic growth was again broad-based in nature, as IHS grew its revenue across all of its offerings — critical information, decision support tools, and services — and both domestically and internationally.  The quarter’s revenue strength was also driven by certain items unique to the quarter, such as CERAWeek, an annual energy conference.  The Energy segment grew its revenue for the first quarter by 27 percent, to $86.7 million, compared to $68.2 million in the prior-year first quarter.  The Engineering segment grew its first quarter revenue by approximately seven percent, to $65.9 million, compared to $61.6 million in the prior year.

Adjusted EBITDA for the first quarter of 2007 grew 30 percent over the first quarter of last year and was driven primarily by increased revenue and margin improvement.  Operating income increased 21 percent year over year to $25.9 million, from $21.4 million for the first quarter of 2006.  Energy operating income was $27.0 million, up 41 percent over the prior-year quarter, and Engineering operating income was $13.0 million, up 15 percent from the first quarter of 2006.

“We continue to deliver profit growth in excess of our top-line growth, which keeps us on track to achieve our goal of a 150-basis-point improvement in year-over-year adjusted EBITDA margins,” stated Michael Sullivan, Executive Vice President and CFO.

Cash Flows

IHS generated approximately $23.1 million of cash flow from operations during the first quarter of 2007, comparable to last year’s $22.5 million.  First quarter 2007 cash flow did include bonus payments that were $7 million higher than last year’s first quarter.  Bonus payments are accrued throughout the year and paid primarily in the first quarter of the following year.

Balance Sheet

IHS ended the first quarter of 2007 with $186.2 million of cash and cash equivalents and short-term investments, and virtually no debt.  Accounts receivable and deferred subscription revenue increased year-over-year primarily as a result of increased sales.

Share Repurchase Program

As announced last quarter, the company instituted a stock buyback program — whereby the company can acquire up to one million shares per year in the open market to help offset the dilutive effect of our employee equity programs.  The company repurchased 200,000 shares during the first quarter of 2007 for approximately $7.6 million.

Outlook (forward-looking statement)

IHS revises guidance upwards to revenue growth in the range of 11 to 13 percent and adjusted EBITDA growth in the range of 18 to 22 percent for the full year ending November 30, 2007.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

“We are very pleased with the strong start to the year,” said Mr. Stead.  “We will continue to invest for future growth, engage with customers to address their business challenges, and create opportunities for IHS colleague success, all of which will help us to successfully execute on our strategic objectives.”

As previously announced, IHS will hold a conference call to discuss first quarter results on March 21, 2007, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP).  The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.  Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization.  Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules).  Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance.  Management believes that investors may find adjusted EBITDA and adjusted earnings per diluted share useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA and adjusted earnings per diluted share, are not a substitute for GAAP disclosures.

IHS FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading provider of critical technical information, decision-support tools and related services to customers around the world. Our data and services are used primarily by the energy, defense, aerospace, construction, electronics, and automotive industries. IHS translates the value of our global information, expertise and knowledge to enable customer success and create customer delight on a daily basis. Ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries, customers rely on our offerings to facilitate decision making, support key processes and improve productivity. IHS has been in business for nearly 50 years and employs more than 2,500 people around the world.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2007 IHS Inc.  All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	February 28,	November 30,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$186,214	$180,034
Short-term investments	21	2,076
Accounts receivable, net	160,882	151,300
Deferred subscription costs	37,123	33,293
Deferred income taxes	10,001	7,758
Other	7,394	6,461
Total current assets	401,635	380,922

Non-current assets:
Property and equipment, net	52,281	53,096
Intangible assets, net	66,527	65,962
Goodwill, net	353,870	350,896
Prepaid pension asset	93,161	92,488
Other	976	937
Total non-current assets	566,815	563,379
Total assets	$968,450	$944,301
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$—	$500
Accounts payable	36,611	45,622
Accrued compensation	15,222	30,788
Accrued royalties	22,516	22,801
Other accrued expenses	36,848	36,047
Income tax payable	13,183	11,484
Deferred subscription revenue	221,961	191,229
Total current liabilities	346,341	338,471

Long-term debt	37	74
Accrued pension liability	12,737	12,309
Accrued post-retirement benefits	17,468	18,200
Deferred income taxes	4,587	2,788
Other liabilities	6,252	6,891

Minority interests	167	377
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 45,254,550 and 45,265,794 shares issued and 44,826,213 and 45,042,232 shares outstanding at February 28, 2007 and November 30, 2006, respectively	453	453
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at February 28, 2007 and November 30, 2006	138	138
Additional paid-in capital	182,652	175,027
Treasury stock, at cost; 428,337 and 223,562 shares at February 28, 2007 and November 30, 2006, respectively	(15,314)	(7,551)
Retained earnings	418,406	400,029
Accumulated other comprehensive loss	(5,474)	(2,905)
Total stockholders’ equity	580,861	565,191
Total liabilities and stockholders’ equity	$968,450	$944,301

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2007	2006
	(Unaudited)
Revenue:
Products	$122,979	$106,582
Services	29,642	23,284
Total revenue	152,621	129,866
Operating expenses:
Cost of revenue:
Products	48,733	45,673
Services	17,005	15,190
Total cost of revenue (includes stock-based compensation expense of $351 and $1,095 for the three months ended February 28, 2007 and 2006)	65,738	60,863
Selling, general and administrative (includes stock-based compensation expense of $6,985 and $2,571 for the three months ended February 28, 2007 and 2006)	57,891	45,165
Depreciation and amortization	4,580	3,370
Restructuring and other charges	(9)	2
Gain on sales of assets, net	(751)	—
Net periodic pension and post-retirement benefits	(268)	(516)
Earnings in unconsolidated subsidiaries	(44)	(28)
Other income, net	(400)	(403)
Total operating expenses	126,737	108,453
Operating income	25,884	21,413
Interest income	1,654	914
Interest expense	(133)	(85)
Non-operating income, net	1,521	829
Income from continuing operations before income taxes and minority interests	27,405	22,242
Provision for income taxes	(9,043)	(7,473)
Income from continuing operations before minority interests	18,362	14,769
Minority interests	15	(25)
Income from continuing operations	18,377	14,744
Discontinued operations:
Loss from discontinued operations, net	—	(1,280)
Net income	$18,377	$13,464
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.32	$0.26
Diluted (Class A and Class B common stock)	$0.32	$0.26
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$—	$(0.02)
Diluted (Class A and Class B common stock)	$—	$(0.02)
Net income per share:
Basic (Class A and Class B common stock)	$0.32	$0.24
Diluted (Class A and Class B common stock)	$0.32	$0.24
Weighted average shares:
Basic (Class A common stock)	43,844	42,125
Basic (Class B common stock)	13,750	13,750
Diluted (Class A common stock)	57,698	56,062
Diluted (Class B common stock)	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended February 28,
	2007	2006
	(Unaudited)
Operating activities
Net income	$18,377	$13,464
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	4,580	3,370
Stock-based compensation expense	7,336	3,920
Gain on sales of assets, net	(751)	—
Impairment of assets of discontinued operations	—	1,012
Net periodic pension and post-retirement benefits income	(980)	(726)
Undistributed earnings of affiliates, net	(44)	—
Minority interests	(206)	25
Deferred income taxes	(447)	702
Change in assets and liabilities:
Accounts receivable, net	(10,523)	(10,183)
Other current assets	(4,797)	(1,658)
Accounts payable	(8,841)	387
Accrued expenses	(14,662)	(15,629)
Income taxes	1,883	(601)
Deferred subscription revenue	32,172	28,425
Net cash provided by operating activities	23,097	22,508
Investing activities
Capital expenditures on property and equipment	(3,305)	(2,368)
Change in other assets	(1,137)	1,991
Purchase of investments	—	(5,113)
Sales and maturities of investments	2,008	6,458
Acquisitions of businesses, net of cash acquired	(8,269)	(32,976)
Proceeds from sale of assets	2,461	—
Net cash used in investing activities	(8,242)	(32,008)
Financing activities
Net payments on debt	(537)	(16)
Tax benefit from equity compensation plans	104	1,969
Repurchases of common stock	(7,763)	—
Net cash provided by (used in) financing activities	(8,196)	1,953
Foreign exchange impact on cash balance	(479)	911
Net increase (decrease) in cash and cash equivalents	6,180	(6,636)
Cash and cash equivalents at the beginning of the year	180,034	132,365
Cash and cash equivalents at the end of the year	$186,214	$125,729

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2007	2006
	(Unaudited)

Energy	$27,045	$19,193
Engineering	12,985	11,270
Shared Services	(14,146)	(9,050)
Operating income	$25,884	$21,413

	Three Months Ended February 28, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$27,045	$12,985	$(14,146)	$25,884
Adjustments:
Stock-based compensation expense	—	—	7,336	7,336
Depreciation and amortization	2,678	1,405	497	4,580
Restructuring and offering charges	1	(10)	—	(9)
Gain on sale of assets	(1)	6	(756)	(751)
Non-cash net periodic pension and post-retirement benefits	—	—	(980)	(980)
Minority interest	—	15	—	15
Adjusted EBITDA	$29,723	$14,401	$(8,049)	$36,075

	Three Months Ended February 28, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$19,193	$11,270	$(9,050)	$21,413
Adjustments:
Stock-based compensation expense	—	—	3,666	3,666
Depreciation and amortization	1,701	1,460	209	3,370
Restructuring and offering charges	—	(18)	20	2
Non-cash net periodic pension and post-retirement benefits	—	—	(726)	(726)
Minority interest	—	(25)	—	(25)
Adjusted EBITDA	$20,894	$12,687	$(5,881)	$27,700

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2007	2006
	(Unaudited)

Net income	$18,377	$13,464
Interest income	(1,654)	(914)
Interest expense	133	85
Provision for income taxes	9,043	7,473
Depreciation and amortization	4,580	3,370
EBITDA	30,479	23,478
Compensation expense related to equity awards	7,336	3,666
Restructuring and other charges	(9)	2
Gain on sales of assets, net	(751)	—
Non-cash net periodic pension and post-retirement benefits income	(980)	(726)
Loss from discontinued operations, net	—	1,280
Adjusted EBITDA	$36,075	$27,700

	Three Months Ended February 28,
	2007	2006
	(Unaudited)

Net cash provided by operating activities	$23,097	$22,508
Capital expenditures on property and equipment	(3,305)	(2,368)
Free cash flow	$19,792	$20,140

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2007	2006
	(Unaudited)

Earnings per diluted share	$0.32	$0.24
Stock-based compensation expense	0.08	0.04
Gain on sales of assets, net	(0.01)	—
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.01)
Loss from discontinued operations, net	—	0.02
Adjusted earnings per diluted share	$0.38	$0.30

Note: amounts may not sum due to rounding.